Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 7 to Registration Statement No. 333-194864 on Form S-1 of our report dated March 28, 2014, relating to the financial statements of Dominion Cove Point LNG, LP appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

October 6, 2014

Richmond, Virginia